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                                                                     EXHIBIT 4.2

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                                    ABOVENET
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

--------------------------------                --------------------------------
         COMMON STOCK                                     COMMON STOCK
            SHARES                                           SHARES
             ABOV

THIS CERTIFICATE IS TRANSFERABLE                         SEE REVERSE FOR
 IN BOSTON, MA OR NEW YORK, NY                         CERTAIN DEFINITIONS
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THIS CERTIFIES THAT




IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF $.001 PAR VALUE, OF

                         ABOVENET COMMUNICATIONS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

     Dated:


  /s/ SHERMAN TUAN                                          /s/ WARREN J. KAPLAN
---------------------                                       --------------------
CHAIRMAN OF THE BOARD                                             PRESIDENT

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COUNTERSIGNED AND REGISTERED:
     BANKBOSTON, N.A.
          TRANSFER AGENT AND REGISTRAR

BY  /s/ M RINGER
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  AUTHORIZED SIGNATURE

                           AMERICAN BANK NOTE COMPANY.

39256 001